Exhibit 4.1

FIRST AMENDMENT, dated as of June 22, 2005 (this “Amendment”), to the Credit Agreement, dated as of November 14, 2002, as amended and restated as of December 15, 2004 (as so amended and restated and in effect on the date hereof, the “Credit Agreement”), among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the “Borrower”), ABERCROMBIE & FITCH CO., a Delaware corporation (the “Parent”), the several banks and other financial institutions and entities from time to time parties thereto (the “Lenders”), and NATIONAL CITY BANK, as administrative agent (the “Administrative Agent”).

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrower; and

     WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Required Lenders are willing to agree to such modifications as provided for in this Amendment.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

     SECTION 2. Amendment to the Credit Agreement. (a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical order therein:

“Consolidated Tangible Assets” means, at any time, the aggregate amount of assets of the Parent and the Subsidiaries, minus all goodwill, trade names, trademarks, patents and other intangible assets of the Parent and the Subsidiaries, all as set forth in the consolidated balance sheet of the Parent and the Subsidiaries most recently delivered by the Borrower pursuant to Section 5.01 on such date of determination, determined on a consolidated basis in accordance with GAAP.

     (b) Section 6.01(g) of the Credit Agreement is hereby amended by replacing the amount “$150,000,000” in the third line thereof with the amount “$100,000,000”.

     (c) Section 6.01(h) of the Credit Agreement is hereby amended by replacing the amount “$20,000,000” in the second line thereof with the amount “$50,000,000”.

     (d) Section 6.05(c) of the Credit Agreement is hereby amended to read in its entirety as follows:

“(c) additional purchases of or investments by the Parent, the Borrower or any Subsidiary in the capital stock of Subsidiaries, including Foreign Subsidiaries, joint ventures or the capital stock, assets, obligations or other securities of or interests in other Persons, and loans and advances by the Parent, the Borrower or any Domestic Subsidiary to or in favor of, and Guarantees by the Parent, the Borrower or any Domestic Subsidiary of the obligations of, Foreign Subsidiaries, in an amount in the aggregate at any time outstanding which does not exceed 30% of Consolidated Tangible Assets;”

     SECTION 3. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

     SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that:

     (i) after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date (as defined below);

     (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

     (iii) this Amendment has been duly executed and delivered by each of the Parent and the Borrower and constitutes a legal, valid and binding obligation of each of the Parent and the Borrower, enforceable in accordance with its terms.

     SECTION 5. Work Fee. In consideration of the agreements of the Lenders contained herein, the Borrower agrees to pay, through the Administrative Agent, to each Lender that returns an executed signature page of this Amendment not later than 5:00 p.m., New York City time, on June 22, 2005 a work fee (the “Work Fee”) equal to $2,500; provided that no Work Fees shall be payable hereunder if this Amendment does not become effective as provided under Section 6 on or prior to June 22, 2005. The Work Fees shall be payable in immediately available funds on the next business day following the Effective Date (as defined below). Once paid, the Work Fees shall not be refundable.

     SECTION 6. Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) upon which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Parent, the Borrower and the Required Lenders under the Credit Agreement.

     SECTION 7. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean such Credit Agreement, as modified hereby.

     SECTION 8. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT.

     SECTION 9. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

     SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ABERCROMBIE & FITCH MANAGEMENT CO.,
by:	/s/ Peter A. Hutt

Name: Peter A. Hutt Title: VP and Treasurer

ABERCROMBIE & FITCH CO.,
by:	/s/ Peter A. Hutt

Name: Peter A. Hutt Title: Assistant Treasurer

NATIONAL CITY BANK, individually and as Administrative Agent,
by:	/s/ Ralph A. Kaparos

Name: Ralph A. Kaparos Title: Senior Vice President

SIGNATURE PAGE TO FIRST AMENDMENT DATED AS OF JUNE 22, 2005 TO THE ABERCROMBIE & FITCH CREDIT AGREEMENT DATED AS OF NOVEMBER 14, 2002, AS AMENDED AND RESTATED AS OF DECEMBER 15, 2004

BANK OF AMERICA, N.A.,
by:	/s/ Kathleen Dimock

Name: Kathleen Dimock Title: Managing Director

THE BANK OF NEW YORK,
by:	/s/ Randolph E.J. Medrano

Name: Randolph E.J. Medrano Title: Vice President

FIFTH THIRD BANK,
by:	/s/ Kristie L. Nicolosi

Name: Kristie L. Nicolosi Title: Assistant Vice President

THE HUNTINGTON NATIONAL BANK,
by:	/s/ Frederick G. Hadley

Name: Frederick G. Hadley Title: Senior Vice President

JPMORGAN CHASE BANK, N.A.,
by:	/s/ Craig Transue

Name: Craig Transue Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION,
by:	/s/ Ted Lape

Name: Ted Lape Title: Senior Vice President

PNC BANK, NATIONAL ASSOCIATION,
by:	/s/ Jeffrey L. Stein

Name: Jeffrey L. Stein Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
by:	/s/ Jennifer L. Thurston

Name: Jennifer L. Thurston Title: Asst. Vice President